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                                                              Exhibit 15(b)(iii)

                                DEALER AGREEMENT

  DEALER AGREEMENT made as of the 1st day of February, 1994, by and between the Winsbury Company Limited Partnership d/b/a the Winsbury Company, an Ohio Limited Partnership (the "Distributor"), and First of America Brokerage Service, Inc., a Michigan corporation, (the "Broker- Dealer").

  WHEREAS, the Distributor serves as the Distributor of The Parkstone Group of Funds (the "Group"), a Massachusetts business trust, which has filed a Registration Statement under the Investment Company Act of 1940 as amended (the "1940 Act") and the Securities Act of 1933 (the "Securities Act", and, together with the 1940 Act, the "Acts"); and

  WHEREAS, the Group is comprised of several separate investment portfolios, each of which is segregated by class;

  WHEREAS, the holders of Investor B shares ("Investor B Shares" or "Shares") of each of the investment portfolios of the Group that are identified in Exhibit A attached hereto (individually, a "Fund," collectively the "Funds") have adopted an Investor B Distribution and Shareholder Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act, attached hereto as Exhibit B;

  WHEREAS, the Plan authorizes the Distributor to enter into agreements with third parties to implement the Plan;

  WHEREAS, the Distributor and Security Distributors, Inc. ("SDI") have entered into a Shareholder Services and Financing Agreement dated as of February 1, 1994 (the "Financing Agreement");

  WHEREAS, the Broker-Dealer and SDI have entered into a Service and Commission Agreement dated as of February 1, 1994 (the "Commission Agreement"); and

  WHEREAS, it is intended that the Broker-Dealer provide certain distribution services in connection with the purchase of Investor B Shares of the Group on behalf of its customers ("Customers").

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   REFERENCE TO PROSPECTUSES; DETERMINATION OF NET ASSET VALUE

1.1 Reference is hereby made to the prospectuses (individually a "Prospectus," collectively the "Prospectuses") for Investor B Shares of each Fund as from time to time are effective under the Securities Act. Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.
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1.2  For purposes of determining the fees payable to the Broker-Dealer under
     Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Group's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.

2.   GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 The Distributor hereby represents and warrants that it is the principal underwriter of the Investor B Shares of each Fund, which are identified in Exhibit A and in the Group's Registration Statement and that it is authorized to enter into this Agreement pursuant to the Plan. The Distributor has furnished the Broker-Dealer with a list of the various states and other jurisdictions in which the Investor B Shares of each Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions, and will promptly notify the Broker-Dealer of any changes in such list.

2.2 The Broker-Dealer hereby represents, warrants and covenants that it is and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and the Broker-Dealer is and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. The Broker-Dealer agrees to comply with the requirements of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, the Rules of Fair Practice of the NASD, and the rules and regulations issued by applicable federal bank regulatory agencies. The Broker-Dealer agrees that it will not make Investor B Shares available for purchase to persons in any jurisdiction in which such Shares are not registered for sale or in which such Shares may not be lawfully sold. The Broker-Dealer further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Distributor in relation to fund transactions that it has executed.

2.3 By written acceptance of this Agreement, the Broker-Dealer further represents, warrants and agrees that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall Act) and regulations.

3.   PURCHASE AUTHORIZATION; ORDER EXECUTION; OFFERING PRICE; DISTRIBUTION FEE

3.1 In all sales of Shares to Customers, the Broker-Dealer shall act as agent for its Customers and in no transaction shall the Broker-Dealer act as dealer for its own account. As agent for its Customers, the Broker-Dealer is hereby authorized to: (i) place orders directly with the Funds' transfer agent for the purchase of Shares and (ii) tender Shares to the transfer agent for redemption, in each case subject to the terms and conditions set forth in the


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     Prospectus and the operating procedures and policies established by the
     Distributor. The minimum and maximum dollar purchase of Shares shall be the applicable minimum and maximum amounts set forth in the Prospectus, and no order for less than such minimum amount or more than such maximum amount shall be accepted by the Broker-Dealer. The procedures relating to the handling of orders will be subject to instructions which the Distributor shall forward to the Broker-Dealer from time to time. For purposes of this Agreement, the Broker-Dealer will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor in any matter or in any respect.

3.2 All orders are subject to acceptance or rejection by the Distributor in its sole discretion. No person is authorized to make any representations concerning the Distributor, the Group, or a Fund's Shares except such representations contained in the relevant then- current Prospectuses and Statement of Additional Information and in such printed information as the Group or the Distributor may subsequently prepare. The Broker-Dealer is specifically authorized to distribute the Prospectuses and Statement of Additional Information and sales material received by it from the Distributor. No person is authorized to distribute any other sales material relating to a Fund without the prior approval of the Distributor. The Broker-Dealer agrees to deliver, upon the request of the Distributor, copies of any relevant amended Prospectuses and Statement of Additional Information to Shareholders of a Fund to whom Shares have been sold.

3.3 The Broker-Dealer shall not withhold placing Customers' orders for any Shares so as to profit itself as a result of such withholding. The Distributor shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and the Broker-Dealer shall not purchase any Shares from the Distributor except for the purpose of covering purchase orders already received.

3.4 If any Shares purchased by the Broker-Dealer are repurchased by the Funds or by the Distributor for the account of the Funds, or are tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order for such Shares, the Broker-Dealer agrees forthwith to refund to the Distributor, or it financing agent, the full commission paid to the Broker- Dealer, if any, on the original sale. Notice will be given to the Broker-Dealer of any such repurchase or redemption within ten (10) days of the date which the repurchase or redemption is requested.

3.5 Neither party to this Agreement shall, as agent, purchase any Shares from a Customer at a price lower than the net asset value next computed by or for the issuer thereof.

3.6 The Distributor will furnish the Broker-Dealer, on request, with offering prices for the Shares in accordance with the then-current Prospectuses of the respective Funds of the Group, and the Broker-Dealer agrees to quote such prices subject to the confirmation by the Distributor on any Shares offered to the Broker-Dealer for sale. The public offering price equals the net asset value per Share of the prospective Fund as disclosed in the Prospectus of the individual Fund. The Broker-Dealer acknowledges the fact that each


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     price is always subject to confirmation, and will be the price next computed after receipt of an order. The Broker-Dealer acknowledges that it is the Broker-Dealer's responsibility to transmit purchase orders promptly to the Distributor. The Broker-Dealer further acknowledges that any failure to promptly transmit such orders to the Distributor that causes a Customer to receive an improper price, based upon the requirements of Rule 22c-1 under the 1940 Act, shall be the responsibility of the Broker-Dealer and shall not be the responsibility of the Distributor. The Distributor reserves the right to cancel this Agreement at any time without notice if any Share shall be offered for sale by the Broker-Dealer at less than the then-current offering price determined by or for the respective Fund.

3.7 The Broker-Dealer recognizes that, pursuant to the Commission Agreement, SDI shall receive a distribution fee ("12b-1 fee"), as authorized by the Plan, from the Distributor at a rate of 0.75% per annum of the net asset value of the Group's Investor B Shares purchased by the Broker-Dealer as agent for its customers.

3.8 The Broker-Dealer recognizes that, upon redemption of Investor B Shares purchased by the Broker-Dealer for the account of customers, SDI, pursuant to the Financing Agreement, shall be entitled to receive from the Distributor all contingent deferred sales charges (individually, a "CDSC"; collectively, "CDSCs") that are payable in accordance with the terms and conditions of the then-current Prospectus for each Fund. Such CDSC shall be calculated in the manner disclosed in the Prospectus for the Investor B Shares so redeemed.

3.9 The Broker-Dealer will receive consideration for services performed pursuant to this Agreement pursuant to the Commission Agreement; the payment of such consideration will be governed by the terms of the Commission Agreement.

3.10 The Broker-Dealer and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Broker-Dealer's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Distributor pursuant to
     Section 3 of this Agreement will provide to the Distributor the Group's Board of Trustees, and the Group's Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, the Broker-Dealer will furnish to the Distributor, the Group or their designees such information as the Distributor, the Group or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Group and their designees (including, without limitation, any auditors designed by the Group), in the preparation of reports to the Group's Board of Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.


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4.   EXCULPATION; INDEMNIFICATION

4.1 The Distributor shall not be liable to the Broker-Dealer and the Broker-Dealer shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Broker-Dealer of compliance with any provisions of the Securities Act, the Securities Exchange Act of 1934, the 1940 Act, the rules and regulations promulgated by the SEC, the NASD or any state securities administrator, or the applicable rules and regulations promulgated by federal banking agencies.

4.2 The Broker-Dealer will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of the Broker-Dealer's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Broker-Dealer which are performed in connection with the discharge of the Broker-Dealer's responsibilities under this Agreement. If such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Broker-Dealer. In addition, the Broker- Dealer agrees to indemnify and hold the Distributor harmless from any claims or assertions relating to the lawfulness of the Broker-Dealer's participation in this Agreement under the Glass-Steagall Act. At this time, the Broker-Dealer and the Distributor are not otherwise aware of any violations under the Glass-Steagall Act pursuant to this Agreement.

4.3 The Distributor will indemnify the Broker-Dealer and will hold the Broker-Dealer harmless from any claims or assertions relating to the lawfulness of the Distributor's participation in this Agreement and the transactions contemplated hereby or relating to any activities or any persons or entities affiliated with the Distributor which are performed in connection with the discharge of the Distributor's responsibilities under this Agreement. If any such claims are asserted, the Broker-Dealer shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Distributor.

5.   GENERAL

5.1 This Agreement will become effective with respect to each Fund on the date indicated on the first page of this Agreement. Unless sooner terminated with respect to any Fund, this Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional


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     Information), cast in person at a meeting called for the approval of voting on such approval, on sixty (60) days' written notice.

5.2 This Agreement will automatically terminate in the event of its assignment or in the event of the termination of either of the Financing Agreement or the Commission Agreement. This Agreement may be terminated by the Distributor or by the Broker-Dealer, without penalty, upon sixty (60) days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the purpose of voting on such approval, on sixty (60) days' written notice.

5.3 All communications to the Distributor shall be sent to the address set forth in this Agreement or at such other address as the Distributor may designate to the Broker-Dealer in writing. Any notice to the Broker-Dealer shall be duly given if mailed or telecopied to Broker-Dealer at the address or addresses as the Broker-Dealer may provide in writing to the Distributor.

5.4 This Agreement supersedes any other Agreement between the Distributor and the Broker-Dealer with respect to the offer and sale of Investor B Shares of the Group to Customers and relating to any other matters discussed herein. All covenants, agreements, and representations and warranties made herein shall be deemed to have been material and relied on by each party, not withstanding any investigation by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by a construed in accordance of the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and the respective successors and assigns.

5.5  This Agreement is a Related Agreement under the Plan.

5.6 The names "The Parkstone Group of Funds" and "Trustees of the Parkstone Group of Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 25, 1987, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The


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     obligations of "The Parkstone Group of Funds" entered into in the name of or on behalf thereof by any of the trustees, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Group personally, but bind only the assets of the Group and all persons dealing with any series of shares of the Group must look solely to the assets of the Group belonging to such series for the enforcement of any claims against the Group.

5.7 All communications to the Distributor shall be sent to the following address:

                           The Winsbury Company
                           1900 East Dublin-Granville Road
                           Columbus, OH  43229

                                       THE WINSBURY COMPANY LIMITED
                                       PARTNERSHIP
                                       By:  The Winsbury Corporation,
                                            General Partner


                                       /s/ Kenneth B. Quintenz
                                       -----------------------------
                                       By:    Kenneth B. Quintenz
                                       Title: Senior Vice President


                                       FIRST OF AMERICA BROKERAGE SERVICE, INC.

                                       /s/ Susan L. Currier
                                       -----------------------------
                                       By:    Susan L. Currier
                                       Title: President


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                                   EXHIBIT A

  The Parkstone Group of Funds

  Investor B Shares


  1.  Parkstone Equity Fund
  2.  Parkstone Small Capitalization Fund
  3.  Parkstone International Discovery Fund
  4.  Parkstone High Income Equity Fund
  5.  Parkstone Balanced Fund
  6.  Parkstone Bond Fund
  7.  Parkstone Limited Maturity Bond Fund
  8.  Parkstone U.S. Government Income Fund
  9.  Parkstone Intermediate Government Obligations Fund
 10.  Parkstone Municipal Bond Fund
 11.  Parkstone Michigan Municipal Bond Fund


                                      THE WINSBURY COMPANY LIMITED
                                      PARTNERSHIP
                                      By:  The Winsbury Corporation,
                                           General Partner


                                      /s/ Kenneth B. Quintenz
                                      ---------------------------
                                      By:    Kenneth B. Quintenz
                                      Title: Senior Vice President


                                      FIRST OF AMERICA BROKERAGE SERVICE, INC.

                                      /s/ Susan L. Currier
                                      ---------------------------
                                      By:     Susan L. Currier
                                      Title:  President
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                                   EXHIBIT B

              Investor B Distribution and Shareholder Service Plan

  This Plan (the "Investor B Plan") constitutes a distribution and shareholder service plan of The Parkstone Group of Funds, a Massachusetts business trust ("the Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Investor B Plan relates to the Investor B Shares of those investment portfolios identified on Schedule D to the Trust's Distribution Agreement and as amended from time to time (the "Investor B Plan Funds").

  Section 1. Each Investor B Plan Fund is authorized to pay to The Winsbury Company Limited Partnership, an Ohio limited partnership and the distributor (the "Distributor") of the Trust's shares of beneficial interest of its Investor B class (the "Investor B Shares");

   (a) a distribution fee in an amount not to exceed on an annual basis .75% of the average daily net asset value of the Investor B shares of such Fund (the "Distribution Fee") for: (i) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance pursuant to an agreement with the Participating Organization or for distribution assistance provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (ii) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expense relating to printing and distributing prospectuses to persons other than Shareholders of an Investor B Plan Fund, printing and distributing advertising and sales literature and reports to Shareholders for use in connection with the sales of Investor B Shares, processing purchase, exchange and redemption requests from customers and placing orders with the Distributor or the Trust's transfer agent, and personnel and communication equipment used in servicing Shareholder accounts and prospective shareholder inquiries; and

   (b) a service fee in an amount not to exceed on an annual basis .25% of the average daily net asset value of the Investor B Shares of such Fund (the "Service Fee") for (i) payments the Distributor makes to a Participating Organization for Shareholder services pursuant to an agreement with the Participating Organization or for Shareholder services provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (ii) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with Shareholder service including, but not limited to, personal, continuing services to investors in the Investor B Shares of a Fund, providing sub-accounting with respect to Investor B Shares beneficially owned by customers or the information necessary for sub-accounting, arranging for bank wires, and providing office space, equipment, telephone facilities and various personnel including clerical, supervisory and computer, as is necessary or beneficial in connection therewith.
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For purposes of the Investor B Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

  Section 2. The Distribution Fee and the Service Fee shall be paid by the Investor B Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

  Section 3. The Investor B Plan shall not take effect with respect to the Investor B Shares of any Investor B Plan Fund until it has been approved by a vote of the initial Shareholder of the Investor B Shares of such Fund.

  Section 4. The Investor B Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Investor B Plan or such agreement.

  Section 5. The Investor B Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Investor B Plan in Section 4.

  Section 6. Any person authorized to direct the disposition of monies paid or payable by the Investor B Plan Funds pursuant to the Investor B Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

  Section 7. The Investor B Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Investor B Shares of an Investor B Plan Fund.

  Section 8. All agreements with any person relating to implementation of the Investor B Plan shall be in writing, and any agreements related to the Investor B Plan shall provide:

   (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Investor B Shares of the Investor B Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

   (b) That such agreement shall terminate automatically in the event of its assignment.

  Section 9. The Investor B Plan may not be amended to increase materially the amount of the Distribution Fee and Service Fee permitted pursuant to Section 1 hereof until any such amendment has been approved by a vote of at least a majority of the outstanding Investor B

Shares of such Fund, and all material amendments to the Investor B Plan shall be approved in the manner provided for approval of the Investor B Plan in
Section 4.

  Section 10. As used in the Investor B Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Investor B Plan or any agreements related to it, and (b) the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.